SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C., 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934 Date of Report (Dated of earliest event reported) February 20, 2004

                          STANDARD CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

     Delaware                      0-25707                   91-1949078
(State or other jurisdiction  (Commission File No.)        (IRS Employee
or incorporation)                                      Identification Number)


          2429 - 128th Street, Surrey, B.C., Canada               V4A  3W2
        (Address  of  principal  executive  offices)           (Postal  Code)

                                  604-538-4898
              (Registrant's telephone number, including area code)

Item  5.        Other  Events  and  Regulation  FD  Disclosure:

On February 20, 2004, Standard Capital Corporation (the "Company') held its Annual General Meeting of Shareholders (the "Meeting").

There were 1,295,000 common shares issued and outstanding as at the record date of January 2, 2004 of which he following were represented at the Meeting:

                     Represented in Person:    115,000  shares
                     Represented by Proxy:     837,000  shares

The above number of shares represent in total 952,000 common shares or 73.5 percent of the issued and outstanding shares in the Company's capital stock.

The  matters  approved  by  the  shareholders  were  as  follow:

1. The election of E. Del Thachuk, Alexander J. Ibsen and B. Gordon Brooke as directors to serve in this capacity until the 2005 Annual Meeting or until they tender their resignations;

2. The appointment of Madsen & Associates CPA's Inc. as independent accountants for the fiscal year ended August 31, 2004 (*);

3. The approval for the amendment to the Certificate of Incorporation to effect a change in the authorized share capital of the Company from


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       25,000,000 common  shares with a par value of $0.001 per share to
       200,000,000 common shares with  a  par  value  of  $0.001  per  share;

4. The approval of a Stock Option Plan granting options to acquire shares of common stock in the Company to Directors, Officers, employees, consultants and non-employees who participate in the development of the Company; and

5.     No other matters were brought to the attention of the Meeting.

(*)     Refer  to  Form  8-K  filed  on  February  13,  2004.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard  Capital  Corporation


  /s/ "E.Del Thachuk"

       E. Del Thachuk
Chief Executive Officer, President
        and Director

Dated:   February 20, 2004


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